Fourth Quarter 2011 Earnings Call Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated February 23, 2012, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q4 2011 Summary (Q4 2011 vs. Q4 2010)........ 4-6
Revenues (Q4 2011 vs. Q4 2010)........ 7
Expenses (Q4 2011 vs. Q4 2010)........ 8
Adjusted EBITDA........ 9
Earnings per Share........ 10
Adjusted Free Cash Flow 11-12
2012 Guidance - Adjusted EBITDA 13
2012 Guidance - EPS 14
Income Tax Considerations........ 15
Adjusted Free Cash Flow Considerations........ 16
Priorities for Reinvesting Free Cash Flows........ 17-19
Appendix........ 20
Business Outlook: 2012 to 2014........ 21-23
Historic Discharge Growth vs. Industry........ 24
Our Track Record 25
Debt and Liquidity........ 26
Debt Schedule........ 27
Revenues & Expenses (2011 vs. 2010)........ 28
Revenues & Expenses (Sequential)........ 29
Payment Sources (Percent of Revenues) 30
Operational and Labor Metrics........ 31
Outstanding Share Summary and Warrant Information........ 32
Adjusted EBITDA History........ 33
Adjusted Free Cash Flow 34
Reconciliations to GAAP........ 35-39

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Q4 2011 Summary (Q4 2011 vs. Q4 2010)  Revenue growth of 5.5% ― Inpatient revenue growth of 6.1%  Discharge growth of 2.1%; same-store discharge growth of 1.7%  Revenue per discharge increase of 4.0%  Improved operating leverage and labor productivity  Adjusted EBITDA(1) for the quarter of $122.9 million reflects growth of 9.6%.  Adjusted free cash flow(1) for the quarter of $99.2 million, benefited from: ― Higher Adjusted EBITDA ― The absence of swap-related payments ($17.9 million in Q4 2010) ― Approx. $16 million for timing of interest payments (paid in Q3 2011) ― Lower interest expense 4 (1) Reconciliation to GAAP provided on slides 34, 35, 36, 38, and 39. 0% 40% 80% Q4 2011 Q4 2010 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 74.7% 75.8% 3.46 3.50 3.20 3.60 Q4 2011 Q4 2010 Employees per Occupied Bed (EPOB)

Q4 2011 Summary (Q4 2011 vs. Q4 2010) (cont.)  Completed clinical information system (CIS) pilot ― Five-year, system wide roll-out beginning in 2012  Strengthened the balance sheet ― Reduced debt by approx. $73 million ― Exercised option to purchase the property associated with the lease on HealthSouth Mountain View Regional Rehabilitation Hospital in Morgantown, WV  Diluted earnings(2) per share of $0.50 reflect strong operational results and an effective tax rate of approx. 22%(3) for the quarter (see table on slide 10) (1) Based on 2011 Adjusted EBITDA of $466.2 million; reconciliation to GAAP provided on slides 35, 38, and 39. (2) Income from continuing operations attributable to HealthSouth. (3) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth 5 Reduced leverage ratio to 2.7x (1)

33.7 29.1 15.0 20.0 25.0 30.0 35.0 3.01 2.54 1.5 2.0 2.5 3.0 3.5  HealthSouth Functional Outcomes Continue to Outpace Industry Average HealthSouth Average UDS Average* FIM Gain LOS Efficiency * Average = Expected, Risk-adjusted Source: UDSmr Database – On Demand Report: Q4 2011 Report Q4 2011 Summary (Q4 2011 vs. Q4 2010) (cont.) 6

Revenues (Q4 2011 vs. Q4 2010)  Revenue increase of 5.5% driven by inpatient revenue growth of 6.1% ― Discharge growth of 2.1%; same-store discharge growth of 1.7% ― Revenue per discharge increased 4.0%  Price adjustments (Medicare and managed care)  Higher percentage of Medicare patients  Higher percentage of neurological cases increased the average acuity (CMI) for the patients we served ― Outpatient revenue declined primarily as a result of six fewer outpatient rehabilitation satellite clinics in 2011 than 2010. Q4 Q4 Increase/ (Millions) 2011 2010 (Decrease) Inpatient 480.1$ 452.3$ 6.1% Outpatient and other 38.0 38.6 (1.6%) Consolidated net operating 518.1$ 490.9$ 5.5% (Actual Amounts) Discharges 30,066 29,462 2.1% Net patient revenue / discharge $15,968 $15,352 4.0% 7

Expenses (Q4 2011 vs. Q4 2010) Q4 Q4 Increase/ (Millions) 2011 2010 (Decrease) Salaries and benefits 251.4$ 237.5$ 5.9% Percent of net operating revenues 48.5% 48.4% 10 bps EPOB (employees per occupied bed) 3.46 3.50 (1.1%) Hospital-related expenses 111.8$ 111.7$ 0.1% (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 21.6% 22.8% (120 bps) General and administrative 23.9$ 23.1$ 3.5% (excludes stock-based compensation) Percent of net operating revenues 4.6% 4.7% (10 bps)  Improved operating leverage and labor productivity ― Improved labor productivity as measured by EPOB ― SWB as a percent of revenue impacted by:  Ramp-up costs at two new hospitals (Cypress and Drake),  An extra half day of paid time off (PTO) for all of our employees  Higher group health and workers’ compensation insurance expense ― Hospital-related expenses impacted by:  Favorable general and professional liability insurance accruals and franchise tax refunds  Offset by higher bad debt expense 8

Adjusted EBITDA Change Q4 Full Year +$10.8M +$56.6M +9.6% +13.8% • Revenue growth driven by higher volumes and price • Improved operating leverage and labor productivity Adjusted EBITDA (1) 9 (Millions) 2011 2010 2011 2010 Net operating revenues 518.1$ 490.9$ 2,026.9$ 1,877.6$ Operating expenses: Salaries and benefits (2) (251.4) (237.5) (982.0) (921.5) Hospital-related expenses: Other operating expenses (67.4) (72.1) (284.0) (269.5) Supplies (26.1) (26.1) (102.8) (99.4) Occupancy costs (12.2) (11.9) (48.4) (44.9) Prov ision for doubtful accounts (6.1) (1.6) (21.0) (16.4) (111.8) (111.7) (456.2) (430.2) General and administrative expenses (3) (23.9) (23.1) (90.2) (89.8) Equity in nonconsolidated affiliates 3.2 2.6 12.0 10.1 Other income 1.2 1.5 2.7 4.3 Noncontrolling interests (4) (12.5) (10.6) (47.0) (40.9) Adjusted EBITDA 122.9$ 112.1$ 466.2$ 409.6$ (1) Reconciliation to GAAP provided on slides 35, 36, 38, and 39. 2011 2010 2011 2010 In arriving at Adjusted EBITDA, the following were excluded: (2) Retructuring charges - - - 0.2 (3) Stock-based compensation expense 5.9 5.2 20.3 16.4 (4) Noncontrolling interests related to discontinued operations - 0.1 (1.1) (0.1) Q4 Full Year Q4 Full Year

Earnings per Share

(In Millions, Except Per Share Data)	Q4 2011	Q4 2010	Full Year 2011	Full Year 2010
Adjusted EBITDA	$ 122.9	$ 112.1	$ 466.2	$ 409.6
Interest expense and amortization of debt discounts and fees	(23.1)	(34.2)	(119.4)	(125.6)
Depreciation and amortization	(20.2)	(19.4)	(78.8)	(73.1)
Stock-based compensation expense	(5.9)	(5.2)	(20.3)	(16.4)
Other, including non-cash loss on disposal of assets	(0.4)	(0.9)	(4.3)	(1.6)
	73.3	52.4	243.4	192.9
Certain nonrecurring expenses:				
Government, class action, and related settlements	1.7	(0.3)	12.3	(1.1)
Professional fees - accounting, tax, and legal	(4.8)	(3.4)	(21.0)	(17.2)
Loss on interest rate swaps	-	(0.3)	-	(13.3)
Loss on early extinguishment of debt	-	(11.9)	(38.8)	(12.3)
Pre-tax income	70.2	36.5	195.9	149.0
Income tax (expense) benefit	(15.2) (2)	741.5	(37.1) (2)(3)	740.8
Income from continuing operations (1)	$ 55.0	$ 778.0	$ 158.8 (3)	$ 889.8
Basic shares	93.3	92.8	93.3	92.8
Diluted shares	109.1	108.8	109.2	108.5
Basic earnings per share (4)	$ 0.52	$ 8.31	$ 1.42	$ 9.31
Diluted earnings per share	$ 0.50	$ 7.15	$ 1.42 (5)	$ 8.20

Earnings per Share from Continuing Operations (1)

Q4 2011 reflects:

- Higher Adjusted EBITDA
- Decreased interest expense
- Approx. 22%(6) effective tax rate

Full-year 2011 reflects:

- Higher Adjusted EBITDA
- Decreased interest expense
- Approx. 19%(6) effective tax rate

(1) Income from continuing operations attributable to HealthSouth
(2) Cash income taxes for the 3 and 12 months ended December 31, 2011 were $2.3 million and $9.1 million, respectively.
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The $6.5 million and $26.0 million dividends related to our convertible perpetual preferred stock in the 3 and 12 months ended December 31, 2011 and 2010, respectively, must be subtracted from income from continuing operations when calculating basic earnings per share.
(5) Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in the period.
(6) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth

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Adjusted Free Cash Flow  Adjusted free cash flow for Q4 2011 benefited from: ― Higher Adjusted EBITDA ― The absence of swap-related payments ($17.9 million Q4 2010) ― Approx. $16 million for timing of interest payments (paid in Q3 2011) ― Lower interest expense 11 (Millions) 2011 2010 2011 2010 129.6$ 67.1$ 342.7$ 331.0$ 0.3 (2.8) (9.1) (13.2) Capital expenditures for maintenance (15.7) (13.3) (50.8) (37.9) Net settlements on interest rate swaps - (11.0) (10.9) (44.7) Dividends paid on convertible perpetual preferred stock (6.5) (6.5) (26.0) (26.0) Distributions paid to noncontrolling interests of consolidated affiliates Non-recurring items: Cash paid for professional fees - accounting, tax and legal 4.8 3.4 21.0 17.2 Net premium on bond issuance/repayment - - 22.8 - Cash (received) paid for government, class action and related settlements (2.0) 2.1 5.7 2.9 (1.0) (1.6) (7.9) (13.5) Adjusted free cash flow 99.2$ 29.3$ 243.3$ 181.4$ Income tax refunds related to prior periods Net cash provided by operating activities Net cash provided by operating activities of continuing operations Impact of discontinued operations (44.2) (34.4) (10.3) (8.1) Full Year 333.6 317.8 Q4 129.9 64.3

Adjusted Free Cash Flow(1) (cont.) $181.4 $56.6 $4.1 $40.7 ($12.9) Adjusted Free Cash Flow 2010 Adjusted EBITDA Cash Interest Expense Swap-Related Payments Maintenance Capital Working Capital & Other Adjusted Free Cash Flow 2011 $243.3 ($26.6) (Millions, except per share data) 2011 2010 $ % Adjusted free cash flow (1) Full Year Change 243.3$ 181.4$ 61.9$ 34.1% (1) Reconciliation to GAAP provided on slide 34. 12

2012 Guidance – Adjusted EBITDA (1) 2012 Adjusted EBITDA $475 million to $485 million (1) Reconciliation to GAAP provided on slides 35, 36, 38, and 39. Considerations:  Revenue growth of 3.8% to 5.2% ― Discharge growth between 2.5% and 3.5% ― Revenue per discharge growth between 2.0% and 2.5% ― Home health revenues subject to approx. $1.0 million reduction related to the 2012 Medicare Home Health rule  Higher bad debt expense of approx. 1.3% of revenues (approx. $6 million more than 2011)  Installation of new clinical information system in twelve existing hospitals expected to increase operating expenses by approx. $4 million in 2012  Higher workers’ compensation expense of approx. $5 million primarily as a result of favorable actuarial adjustments in 2011  Q1 2011 Adjusted EBITDA benefited by approx. $1.5 million for nonrecurring net state provider tax revenue  Q4 2011 Adjusted EBITDA benefited by $2.4 million for nonrecurring franchise tax recovery Reflects: • 1.9% to 4.0% growth over 2011 • 7.7% to 8.8% two year CAGR since 2010 13

2012 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)

$1.32 to $1.39

Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in the period.

Considerations:

- ✓ Assumes provision for income tax of approx. 40% in 2012 vs. approx. 19%(2) in 2011
- ✓ Cash taxes expected to be $7 to $10 million
- ✓ Basic share count of 94.5 million shares

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	**$ 466.2**	**$ 475**	**$ 485**
Interest expense and amortization of debt discounts and fees	(119.4)	(96)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	267	277
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	-	
Professional fees - accounting, tax and legal	(21.0)	(15)	
Loss on early extinguishment of debt	(38.8)	-	
Pre-tax income	**195.9**	**252**	**262**
Income tax (assumes 40% in 2012)	(37.1) (3)	(101)	(105)
Income from continuing operations (1)	**$ 158.8**	**$ 151**	**$ 157**
Basic shares	93.3	94.5	94.5
Earnings per share (1)(4)	**$ 1.42**	**$ 1.32**	**$ 1.39**

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The $26.0 million dividends related to our convertible perpetual preferred stock in 2011 and 2012 must be subtracted from income from continuing operations when calculating basic earnings per share.

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Income Tax Considerations GAAP Considerations: •As of 12/31/11, the Company had an ending balance of approx. $1.3 billion in federal NOLs and a remaining valuation allowance of approx. $50 million, primarily related to state NOLs. • 2011 effective tax rate was approx. 19%(1)(2) • Expect effective tax rate of approx. 40%(1) going forward Future Cash Tax Payments: • The Company expects to pay approx. $7 million to $10 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). A “change of ownership,” as defined by Section 382, would subject the Company to an AUL, which is equal to the market capitalization of the Company at the time of the “change of ownership” multiplied by the long-term tax exempt rate. 15 (1) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth (2) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company’s settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 34. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt and discounts and fees 16 Certain Cash Flow Items (2) (millions) 2010 Actual 2011 Actual 2012 Assumptions  Cash interest expense(3) $119.3 $115.2 $92  Cash income taxes $10.0 $9.1 $7 to $10  Working capital ($16.7) $10.6 $30-$40  Maintenance CAPEX $37.9 $50.8 $75 to $85  Net cash swap-related settlements $51.6 $10.9 $0  Dividends paid on preferred stock $26 $26 $26 The increase in 2012 maintenance CAPEX is driven by the clinical information system roll-out, two major hospital renovations, and increased hospital refresh projects.  2012 adjusted free cash flow growth will be impacted by increased maintenance capital expenditures and working capital.  Multi-year adjusted free cash flow CAGR of 12% to 17%

Priorities for Reinvesting HealthSouth’s Free Cash Flows 17 Debt Reduction • Debt prepayment • Purchase leased properties (limited opportunity) •Growth in core business  Bed expansions  De novo hospitals  Acquisitions − Free standing IRFs − Hospital unit IRFs Growth Prioritie s Shareholder Distribution • Share repurchase ($125 million authorization) • Cash dividends (one time or regular) Alternate Opp o rtuni tie s

Priorities for Reinvesting HealthSouth’s Free Cash Flows (cont.) 18 •Growth in core business 2012 Assumptions (millions)  Bed expansions $20 to $25 (80-100 beds)  De novo hospitals $50 to $70 (complete Ocala; start 4 others)  Acquisitions (target 2/year) TBD − Free standing IRFs − Hospital unit $70 to $95, excluding acquisitions Growth Prioritie s Capital Allocation Considerations:  Financial leverage (subject to operating environment)  Relative risk/return characteristics (e.g. cash payback period, IRR, etc.)  Required cash outlay  Nature of opportunity (unique; time sensitive; otherwise limited; etc.)  External factors (regulatory, macro-economic)

Priorities for Reinvesting HealthSouth’s Free Cash Flows (cont.) 19 Debt Reduction • Debt prepayment • Purchase leased properties (limited opportunity) Shareholder Distribution • Share repurchase ($125 million authorization) • Cash dividends (one time or regular) Alternate Opp o rtuni tie s Capital Allocation Considerations:  Relative risk/return characteristics (e.g. cash payback period, IRR, etc.)  Financial leverage (subject to operating environment)  Depth of liquidity in the market  External factors (regulatory, macro-economic)

Appendix

Business Outlook: 2012 to 2014

Business Model

- Adjusted EBITDA CAGR: 5-8% (1)(2)
- Adjusted Free Cash Flow CAGR: 12-17% (1)(2)

Strategy	2011	2012	2013	2014
Delevering (3)	Achieved **< 3.0x** Debt to EBITDA	**< 3.0x** Debt to EBITDA (subject to operating environment)		
Growth	**Same-store Growth** (Includes bed expansions and unit consolidations)			
	De novos 1- Cypress, TX	**De novos** 1- Ocala, FL	**De novos** (target of 4/year)	
	IRF Acquisitions 1- Drake, OH	**IRF Acquisitions** (target of 2/year)		
			Opportunistic, disciplined acquisitions of complementary post-acute services **Key Criteria:** • Regulatory clarity • Market conditions • Purchase price and terms and conditions	
Key Operational Initiatives	• **Clinical Information System (CIS)** Pilot	• **CIS** Company-wide Implementation		
	• **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization • **TeamWorks** = Care Management • **"CPR"** (Comfort, Professionalism, Respect) Initiative			

(1) Reconciliation to GAAP provided on slides 34, 35, 38, and 39.
(2) These are multi-year CAGRs; annual results may fall outside the range.
(3) Exclusive of any E&Y recovery.

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HEALTHSOUTH

Business Outlook: Revenue Assumptions Revenue Volume • 2.5% to 3.5% annual growth (excludes acquisitions) • Includes bed expansions, de novos and unit consolidations Pricing 72% 8% 20% FY 2012 (1) FY 2013 FY 2014 Q4 11 - Q3 12 Q4 12 - Q3 13 Q4 13 - Q3 14 Mark t basket update (2) 2.9% 2.8% 2.9% Healthcare reform reduction 10 bps 10 bps 30 bps Productiv ity adjustment (2) 100 bps 120 bps ~ 110 bps Medicare Pricing 2012 2013 2014 3-5% 3-5% 3-5% Expected Price Increases Managed Care Medicare Managed Care Other (1) We believe based on the Medicare IRF-PPS Rule for FY 2012, HealthSouth should realize a net increase of approximately 1.6% in 2012. (2) Medicare IRF-PPS Rule for FY 2012 and management estimates for FY 2013 and FY 2014. (3) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $32 million in 2013. 22 2% Sequestration (3)

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs relatively constant as percent of revenue • Bad debt expense of approx. 1.3% to1.5% 2012 2013 2014 Merit increases (2) 2.25-2.5% 2.25-2.5% 2.25-2.5% Benefit costs in reases 5-8% 5-8% 5-8% General and Administrative ~4.5% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) May be adjusted to offset the Budget Control Act of 2011 or other Medicare reduction legislation 23

HealthSouth’s volume growth has outpaced competitors’ (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~ 65-70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. Historic Discharge Growth vs. Industry - 40,000 80,000 120,000 2008 2009 2010 2011 Q4 Q3 Q2 Q1 4.7% 5.9% 5.9% 5.8% 5.9% 2.7% 2.5% 1.3% 24 -4.0% 0.5% -1.8% 1.5% -1.4% 0.6% 0.8% 3.4% 4.2% 5.0% 1.2% 3.5% 1.4% 4.0% -0.5% 1.7% Quarterly • TeamWorks = standardized and enhanced sales & marketing • Bed additions will help facilitate continued organic growth 2.1% 5.1% 6.1% 7.8% Yearly Discharge 6.9% 5.6% 3.1% 5.2% Growth Q110 vs. Q210 vs. Q310 vs. Q410 vs. Q111 vs. Q211 vs. Q311 vs. Q411 vs. Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1) HLS Same Store (2) 1.8% 6.5% 1.0% 5.0% 1.4% 1.9% 3.3% Yearly 2010 2011 2008 │ 2009 │ 2010 │ 2011 -1.4%

Our Track Record ($ in millions, except EPS) (1) Reconciliation to GAAP provided on slides 35 – 39. (2) 2010 income from continuing operations attributable to HealthSouth includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. $1,701 $1,785 $1,878 $2,027 2008 2009 2010 2011 Revenue 103,356 109,106 112,514 118,354 2008 2009 2010 2011 Discharge Growth $323 $364 $410 $466 2008 2009 2010 2011 Adjusted EBITDA (1) $2.28 $0.58 $8.20 $1.42 2008 2009 2010 2011 GAAP EPS (2) 25

($ Billions) Year-End 2010 Goal: 3.75x to 4.00x (1) Based on 2008 and 2011 Adjusted EBITDA of $322.6 million and $466.2 million, respectively; reconciliation to GAAP provided on slides 35 – 39. Debt and Liquidity Dec. 31, Dec. 31, 2011 2010 Cash Available 30.1$ 48.3$ Revolver Total Line 500.0$ 500.0$ Less: – Draws (110.0) (78.0) – Letters of credit (44.6) (45.6) 345.4$ 376.4$ Total Liquidity 375.5$ 424.7$ Available Liquidity 26 $1.81 $1.66 $1.51 $1.25 YE 2008 YE 2009 YE 2010 YE 2011 5.6x(1) 2.7x(1) Debt Outstanding Credit Ratings S&P Moodys Corporate Rating B+ Posit ive B1 Posit ive Revolver Rating BB Ba1 Senior Notes Rating B+ B2 (b ill io n s)

Debt Schedule (1) Based on 2011 and 2010 Adjusted EBITDA of $466.2 million and $409.6 million, respectively; reconciliation to GAAP provided on slides 35, 36, 38, and 39. 27 Change S&P Moody Dec. 31, Dec. 31, in Debt (Millions) Corporate B+ B1 2011 2010 vs. YE 2010 Advances under $500 million revolving credit facility, May 2016 - 3 Month LIBOR +225bps BB Ba1 110.0$ 78.0$ 32.0$ Term loan facility, May 2016 - 3 Month LIBOR +225bps BB Ba1 97.5 - 97.5 Bonds Payable: 10.75% Senior Notes due 2016 B+ B2 - 495.5 (495.5) 7.25% Senior Notes due 2018 B+ B2 336.7 275.0 61.7 8.125% Senior Notes due 2020 B+ B2 285.8 285.5 0.3 7.75% Senior Notes due 2022 B+ B2 312.0 250.0 62.0 Other bonds payable 1.5 1.8 (0.3) Other notes payable 35.3 36.4 (1.1) Capital lease obligations 75.9 89.1 (13.2) Long-term debt 1,254.7$ 1,511.3$ (256.6)$ Debt to Adjusted EBITDA (1) 2.7x 3.7x Credit Rating

Revenues & Expenses (2011 vs. 2010) Increase/ Revenues (millions) 2011 2010 (Decrease) Inpatient 1,866.4$ 1,722.7$ 8.3% Outpatient and other 160.5 154.9 3.6% Consolidated net operating 2,026.9$ 1,877.6$ 8.0% (Actual Amounts) Discharges 118,354 112,514 5.2% Net patient revenue / discharge 15,770$ 15,311$ 3.0% Expenses (millions) Salaries and benefits 982.0$ 921.7$ 6.5% Percent of net operating revenues 48.4% 49.1% (70 bps) EPOB (employees per occupied bed) 3.47 3.49 (0.6%) Hospital-related expenses 456.2$ 430.2$ 6.0% (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 22.5% 22.9% (40 bps) General and administrative 90.2$ 89.8$ 0.4% (excludes stock-based compensation) Percent of net operating revenues 4.5% 4.8% (30 bps) Full Year 28

Revenues & Expenses (Sequential) Q4 Q3 Increase/ Revenues (millions) 2011 2011 (Decrease) Inpatient 480.1$ 458.8$ 4.6% Outpatient and other 38.0 38.9 (2.3%) Consolidated net operating 518.1$ 497.7$ 4.1% (Actual Amounts) Discharges 30,066 29,350 2.4% Net patient revenue / discharge 15,968$ 15,632$ 2.1% Expenses (millions) Salaries and benefits 251.4$ 245.0$ 2.6% Percent of net operating revenues 48.5% 49.2% (70 bps) EPOB (employees per occupied bed) 3.46 3.53 (2.0%) Hospital-related expenses 111.8$ 112.6$ (0.7%) (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 21.6% 22.6% (100 bps) General and administrative 23.9$ 21.5$ 11.2% (excludes stock-based compensation) Percent of net operating revenues 4.6% 4.3% 30 bps 29

Payment Sources (Percent of Revenues) 2011 2010 2011 2010 Medicare 72.8% 71.6% 72.0% 70.5% Medicaid 1.4% 1.6% 1.6% 1.8% Workers' compensation 1.5% 1.5% 1.6% 1.6% Managed care and other discount plans (1) 19.5% 20.6% 19.8% 21.3% Other third-party payors 2.0% 2.2% 2.0% 2.3% Patients 1.2% 1.3% 1.2% 1.3% Other income 1.6% 1.2% 1.8% 1.2% Total 100.0% 100.0% 100.0% 100.0% Q4 Full Year (1) Managed Medicare revenues represent ~ 8%, 8%, 7%, and 8% of total revenues for Q4 2011, Q4 2010, full year 2011, and full year 2010, respectively, and are included in “Managed care and other discount plans.” 30

Operational and Labor Metrics (1)

	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010
					(In Millions)					
Net patient revenue-inpatient	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 452.3	$ 422.6	$ 427.6	$ 420.2	$ 1,866.4	$ 1,722.7
Net patient revenue-outpatient and other revenues	38.0	38.9	39.7	43.9	38.6	38.2	39.7	38.4	160.5	154.9
Net operating revenues	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6
					(Actual Amounts)					
Discharges (2)	30,066	29,350	29,811	29,127	29,462	27,931	28,098	27,023	118,354	112,514
Outpatient visits	225,062	236,969	244,647	236,761	244,719	253,837	260,374	250,467	943,439	1,009,397
Average length of stay	13.4	13.4	13.4	13.8	13.4	13.8	13.7	14.2	13.5	13.8
Occupancy %	67.7%	67.2%	69.0%	70.2%	67.8%	66.0%	67.8%	69.3%	67.7%	67.0%
# of licensed beds	6,461	6,376	6,356	6,350	6,331	6,331	6,250	6,129	6,461	6,331
Occupied beds	4,374	4,285	4,386	4,458	4,292	4,178	4,238	4,247	4,374	4,242
Full-time equivalents (FTEs) (3)	15,079	15,081	15,150	15,044	14,958	14,785	14,628	14,450	15,089	14,705
Contract labor	56	60	76	89	84	71	84	74	70	79
Total FTE and contract labor	15,135	15,141	15,226	15,133	15,042	14,856	14,712	14,524	15,159	14,784
EPOB (4)	3.46	3.53	3.47	3.39	3.50	3.56	3.47	3.42	3.47	3.49

(1) All metrics have been reclassified to reflect current continuing operations.

(2) Represents discharges from HealthSouth's 96 consolidated hospitals in Q4 2011, 94 consolidated hospitals in Q3 2011, Q2 2011, Q1 2011, Q4 2010 and Q3 2010, 92 consolidated hospitals in Q2 2010, and 90 consolidated hospitals prior to Q2 2010.

(3) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(4) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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HEALTHSOUTH

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period			
	Q4 2011	Q4 2010	FY 2011	FY 2010
Basic Shares outstanding (1) (2)	93.3	92.8	93.3	92.8
Diluted Shares outstanding (1) (2) (3)	109.1	108.8	109.2	108.5

	End of Period			
	Q4 2011	Q4 2010	FY 2011	FY 2010
Basic Shares outstanding (1) (2)	93.3	92.8	93.3	92.8
Diluted Shares outstanding (1) (2) (3)	109.1	108.8	109.3	108.5

Notes:

(1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(2) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they are antidilutive in the periods presented.

(3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (13.1 million common shares). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock.

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HEALTHSOUTH

Adjusted EBITDA [1] History

(Millions)	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010
Net operating revenues	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6
Operating expenses:										
Salaries and benefits [2]	(251.4)	(245.0)	(241.6)	(244.0)	(237.5)	(231.5)	(226.2)	(226.3)	(982.0)	(921.5)
Hospital-related expenses:										
Other operating expenses	(67.4)	(70.3)	(75.4)	(70.9)	(72.1)	(65.4)	(70.8)	(61.2)	(284.0)	(269.5)
Supplies	(26.1)	(24.7)	(26.2)	(25.8)	(26.1)	(24.1)	(25.0)	(24.2)	(102.8)	(99.4)
Occupancy costs	(12.2)	(12.5)	(12.1)	(11.6)	(11.9)	(11.4)	(10.7)	(10.9)	(48.4)	(44.9)
Provision for doubtful accounts	(6.1)	(5.1)	(5.0)	(4.8)	(1.6)	(3.7)	(5.2)	(5.9)	(21.0)	(16.4)
	(111.8)	(112.6)	(118.7)	(113.1)	(111.7)	(104.6)	(111.7)	(102.2)	(456.2)	(430.2)
General and administrative expenses [3]	(23.9)	(21.5)	(22.1)	(22.7)	(23.1)	(21.5)	(22.7)	(22.5)	(90.2)	(89.8)
Equity in nonconsolidated affiliates	3.2	3.1	3.2	2.5	2.6	2.3	2.6	2.6	12.0	10.1
Other income	1.2	0.2	0.7	0.6	1.5	0.7	1.4	0.7	2.7	4.3
Noncontrolling interests [4]	(12.5)	(11.4)	(11.3)	(11.8)	(10.6)	(10.3)	(10.3)	(9.7)	(47.0)	(40.9)
Adjusted EBITDA	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 112.1**	**$ 95.9**	**$ 100.4**	**$ 101.2**	**$ 466.2**	**$ 409.6**

(1) Reconciliation to GAAP provided on slides 35, 36, 38, and 39.

In arriving at Adjusted EBITDA, the following were excluded:	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010
(2) Restructuring charges	$ -	$ -	$ -	$ -	$ -	$ 0.2	$ -	$ -	$ -	$ 0.2
(3) Stock-based compensation expense	5.9	4.9	5.3	4.2	5.2	3.4	4.0	3.8	20.3	16.4
(4) Noncontrolling interests related to discontinued operations	-	(0.1)	(0.9)	(0.1)	0.1	(0.2)	(0.1)	0.1	(1.1)	(0.1)

33

HEALTHSOUTH

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q4		Full Year			
(Millions)	2011	2010	2011	2010	2009	2008
Net cash provided by operating activities	$ 129.6	$ 67.1	$ 342.7	$ 331.0	$ 406.1	$ 227.2
Impact of discontinued operations	0.3	(2.8)	(9.1)	(13.2)	(5.7)	(32.5)
Net cash provided by operating activities of continuing operations	129.9	64.3	333.6	317.8	400.4	194.7
Capital expenditures for maintenance (1)	(15.7)	(13.3)	(50.8)	(37.9)	(33.2)	(41.5)
Net settlements on interest rate swaps (2)	-	(11.0)	(10.9)	(44.7)	(42.2)	(20.7)
Dividends paid on convertible perpetual preferred stock	(6.5)	(6.5)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.3)	(8.1)	(44.2)	(34.4)	(32.6)	(33.4)
Non-recurring items:						
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	(73.8)	-
Net premium paid (received) on bond issuance/redemption	-	-	22.8	-	-	-
Cash paid for professional fees - accounting, tax and legal	4.8	3.4	21.0	17.2	15.3	18.2
Cash paid for government, class action and related settlements	(2.0)	2.1	5.7	2.9	11.2	7.4
Income tax refunds related to prior periods	(1.0)	(1.6)	(7.9)	(13.5)	(63.7)	(89.4)
Adjusted free cash flow	**$ 99.2**	**$ 29.3**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**

(1) Maintenance capital expenditures are expected to be $75 to $85 million in 2012.
(2) Final swap payment of $10.9 million was made in March 2011.

34

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1)(3) (1) (2) (3) – Notes on page 38. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1)(3) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4 35

Reconciliation of Net Income to Adjusted EBITDA [1][3]

(in millions, except per share data)	2010 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 50.5		$ 57.5		$ 41.9		$ 789.9		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(1.2)		(3.4)		(3.4)		(1.2)		(9.2)	
Net income attributable to noncontrolling interests	(9.8)		(10.2)		(10.1)		(10.7)		(40.8)	
Income from continuing operations attributable to HealthSouth [2]	39.5	$ 0.36	43.9	$ 0.40	28.4	$ 0.24	778.0	$ 7.15	889.8	$ 8.20
Gov't, class action, and related settlements	-		-		0.8		0.3		1.1	
Pro fees - acct, tax, and legal	2.9		5.7		5.2		3.4		17.2	
Loss (gain) on interest rate swaps	4.3		(0.3)		9.0		0.3		13.3	
Provision for income tax expense (benefit)	2.4		(1.3)		(0.4)		(741.5)		(740.8)	
Interest expense and amortization of debt discounts and fees	30.5		30.1		30.8		34.2		125.6	
Depreciation and amortization	17.5		17.8		18.4		19.4		73.1	
Net noncash loss on disposal of assets	-		0.4		0.1		0.9		1.4	
Loss on early extinguishment of debt	0.3		0.1		-		11.9		12.3	
Stock-based compensation expense	3.8		4.0		3.4		5.2		16.4	
Other	-		-		0.2		-		0.2	
Adjusted EBITDA [1][3]	$ 101.2		$ 100.4		$ 95.9		$ 112.1		$ 409.6	
Weighted average common shares outstanding:										
Basic		92.7		92.8		92.8		92.8		92.8
Diluted		108.0		108.2		108.3		108.8		108.5

(1) (2) (3) – Notes on page 38.

36

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (3) (in millions, except per share data) Total Per Share Total Per Share Net income 281.8$ 128.8$ Income from disc ops, net of tax, attributable to HealthSouth (32.5) (17.7) Net income attributable to noncontrolling interests (29.4) (34.0) Income from continuing operations attributable to HealthSouth (2) 219.9 2.28$ 77.1 0.58$ Gain on UBS Settlement (121.3) - Gov't, class action, and related settlements (67.2) 36.7 Pro fees - acct, tax, and legal 44.4 8.8 Loss on interest rate swaps 55.7 19.6 Provision for income tax benefit (69.1) (2.9) Interest expense and amortization of debt discounts and fees 159.3 125.7 Depreciation and amortization 78.9 67.6 Other adjustments per the Company's Credit Agreement: Impairment charges, including investments 2.4 1.4 Net noncash loss on disposal of assets 2.0 3.4 Loss on early extinguishment of debt 5.9 12.5 Stock-based compensation expense 11.7 13.4 Other - 0.4 Adjusted EBITDA (1)(3) 322.6$ 363.7$ Weighted average common shares outstanding: Basic 83.0 88.8 Diluted 96.4 103.3 Full Year 2008 2009 (1) (2) (3) – Notes on page 38. 37

Reconciliation Notes for Slides 35-37 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the $6.5 million per quarter dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 3. Adjusted EBITDA is a component of our guidance. 38

Adjusted EBITDA Reconciled to Net Cash Provided by Operating Activities

	Q4		Full Year			
(Millions)	2011	2010	2011	2010	2009	2008
Net cash provided by operating activities	$ 129.6	$ 67.1	$342.7	$ 331.0	$406.1	$227.2
Provision for doubtful accounts	(6.1)	(1.6)	(21.0)	(16.4)	(30.7)	(23.0)
Professional fees—accounting, tax, and legal	4.8	3.4	21.0	17.2	8.8	44.4
Interest expense and amortization of debt discounts and fees	23.1	34.2	119.4	125.6	125.7	159.3
UBS Settlement proceeds, gross	-	-	-	-	(100.0)	-
Equity in net income of nonconsolidated affiliates	3.2	2.6	12.0	10.1	4.6	10.6
Net income attributable to noncontrolling interests in continuing operations	(12.5)	(10.6)	(47.0)	(40.9)	(33.3)	(29.8)
Amortization of debt discounts and fees	(0.9)	(1.2)	(4.2)	(6.3)	(6.6)	(6.5)
Distributions from nonconsolidated affiliates	(3.3)	(3.4)	(13.0)	(8.1)	(8.6)	(10.9)
Current portion of income tax expense (benefit)	2.1	4.6	0.6	2.9	(7.0)	(72.8)
Change in assets and liabilities	(15.9)	16.9	49.9	2.8	(2.1)	50.6
Net premium paid on bond issuance/redemption	-	-	22.8	-	-	-
Change in government, class action and related settlements liability	(2.0)	2.1	(8.5)	2.9	11.2	7.4
Cash (provided by) used in operating activities of discontinued operations	0.3	(2.8)	(9.1)	(13.2)	(5.7)	(32.5)
Other	0.5	0.8	0.6	2.0	1.3	(1.4)
Adjusted EBITDA	$ 122.9	$112.1	$466.2	$ 409.6	$363.7	$322.6

39
HEALTHSOUTH